As filed with the Securities and Exchange Commission on April 17, 2002.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0577130

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798
(Address of principal executive offices including zip code)

LONG-TERM INCENTIVE PLAN
(As Amended and Restated as of January 30, 2002)
(Full title of the plan)

William R. Burkhart
Senior Vice President and General Counsel
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(Name and address of agent for service)

(330) 438-3000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
Securities	Amount	Maximum	Maximum	Amount of
to be	to be	Offering Price	Aggregate	Registration
Registered(1)	Registered	Per Share	Offering Price	Fee

Common Shares, without par value	2,900,000 shares	$24.75(2)	$71,775,000.00(2)	$6,603.30

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers such additional Common Shares as may become issuable pursuant to the anti-dilution provisions of the Registrant’s Long-Term Incentive Plan (As Amended and Restated as of January 30, 2002) (the “Plan”).

(2)	Pursuant to Rule 457(h) under the Securities Act of 1933, this estimate is made solely for the purpose of calculating the amount of the registration fee and is based on the average of the high and low prices of the Common Shares of the Registrant on the New York Stock Exchange on April 11, 2002.

Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4(c)
EX-5
EX-23(a)
EX-24

         Pursuant to General Instruction E to Form S-8, the contents of Registration Statement No. 333-02553 on Form S-8 as filed by the Registrant with the Securities and Exchange Commission on April 16, 1996 and Registration Statement No. 333-35154 as filed by the Registrant with the Securities and Exchange Commission on April 19, 2000 are incorporated herein by reference.

Item 8.   Exhibits.

                  The following Exhibits are being filed as part of this Registration Statement:

4(a)	Amended Articles of Incorporation of the Registrant (filed as Exhibit 4(a) to the Registrant’s Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

(b)	Amended Code of Regulations of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

(c)	The Timken Company Long-Term Incentive Plan (As Amended and Restated as of January 30, 2002)

5	Opinion of Counsel

23(a)	Consent of Independent Auditors

(b)	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this registration statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 16th day of April, 2002.

THE TIMKEN COMPANY

By:	/s/ Gene E. Little

Gene E. Little Senior Vice President — Finance

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* W. R. Timken, Jr.	Director and Chairman and Chief Executive Officer (Principal Executive Officer)	April 16, 2002

/s/ Gene E. Little Gene E. Little	Senior Vice President - Finance (Principal Financial and Accounting Officer)	April 16, 2002

* Glenn A. Eisenberg	Executive Vice President – Finance and Administration (Principal Financial and Accounting Officer)	April 16, 2002

* Stanley C. Gault	Director	April 16, 2002

* James W. Griffith	Director	April 16, 2002

* John A. Luke, Jr.	Director	April 16, 2002

* Robert W. Mahoney	Director	April 16, 2002

* Jay A. Precourt	Director	April 16, 2002

* John M. Timken, Jr.	Director	April 16, 2002

* Ward J. Timken	Director	April 16, 2002

* Ward J. Timken, Jr.	Director	April 16, 2002

* Joseph F. Toot, Jr.	Director	April 16, 2002

* Martin D. Walker	Director	April 16, 2002

* Jacqueline F. Woods	Director	April 16, 2002

*	This registration statement has been signed on behalf of the above-named directors and officers of the Registrant by Gene E. Little, Senior Vice President — Finance of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24 to this registration statement.

DATED: April 16, 2002	By:	/s/ Gene E. Little

Gene E. Little, Attorney-in-Fact

EXHIBIT INDEX

The following Exhibits are being filed as part of this Registration Statement:

4(a)	Amended Articles of Incorporation of the Registrant (filed as Exhibit 4(a) to the Registrant’s Registration Statement No. 333-02553 on Form S-8 and incorporated herein by reference)

(b)	Amended Code of Regulations of the Registrant (filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992, and incorporated herein by reference)

(c)	The Timken Company Long-Term Incentive Plan (As Amended and Restated as of January 30, 2002)

5	Opinion of Counsel

23(a)	Consent of Independent Auditors

(b)	Consent of Counsel (included in Exhibit 5)

24	Power of Attorney